 Exhibit 23.2

Baker Tilly Virchow Krause, LLP 225 S Sixth St. Ste 2300 Minneapolis, MN 55402-4661 tel 612 876 4500 fax 612 238 8900 bakertilly.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-201806 and File No. 333-209487) of Creative Realities, Inc. (formerly Creative Realities, LLC) (the “Company”) of our report dated May 7, 2015, relating to the consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2014.

Minneapolis, Minnesota

April 4, 2016

An Affirmative Action Equal Opportunity Employer